Applied Signal Technology, Inc.
Exhibit 99.1

Certification of Chief Executive Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

I, Gary L. Yancey, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Applied Signal Technology, Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

3. Based on my knowledge, the financial statements and other financial information included in this quarterly report fairly present in all material respects the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

Date: June 13, 2003 -------------------------------	/s/ Gary L. Yancey --------------------------------------------------- Gary L. Yancey President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Applied Signal Technology, Inc. and will be retained by Applied Signal Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form of 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), regardless of any general incorporation language contained in such filing.